UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2021

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed July 22, 2021 by ATN International, Inc. (the “Company”) with the Securities and Exchange Commission and incorporated herein by reference, disclosing the completion of the acquisition of Alaska Communications Systems Group, Inc., a Delaware corporation (“Alaska Communications”). The purchase price of approximately $353 million was funded with a combination of proceeds from the Company’s credit facility, a draw on a new credit facility, and a contribution from unaffiliated third-party investors. On July 22, 2021, the Company began consolidating the results of Alaska Communications within its financial statements in its US Telecom segment.

This amendment on Form 8-K/A is being filed to provide the historical consolidated financial statements of Alaska Communications and pro forma financial information required by Item 9.01(a) and (b) of Form 8-K. Except as described above, all other information in and exhibits to the original Form 8-K filed July 22, 2021 remain unchanged.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
The audited consolidated financial statements of Alaska Communications at and for the year ended December 31, 2020, the notes related thereto and each of the Report of Management on Internal Control Over Financial Reporting and the Report of Independent Registered Public Accounting Firm contained therein, and the unaudited consolidated financial statements of Alaska Communications at and for the three months ended March 31, 2021, and the notes related thereto, are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A and incorporated by reference herein.

(b)	Pro Forma Financial Information
The unaudited pro forma condensed combined financial information of the Company and Alaska Communications as of and for the three months ended March 31, 2021 and for the year ended December 31, 2020, and the notes related thereto, is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference herein.

(d)	Exhibits
	Exhibit 2.1	Agreement and Plan of Merger, by and among Alaska Communications, Parent and Merger Sub* (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on January 4, 2021 (File No. 001-12593).

	Exhibit 10.1	Amended and Restated Limited Liability Company Agreement of ALSK Holdings, dated as of July 21, 2021 by and among ALSK Holdings, the Company, F3C IV, certain affiliates of F3C IV, and certain other institutional investors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 22, 2021 (File No. 001-12593).

	Exhibit 10.2	Credit Agreement, dated as of July 22, 2021, by and among the Borrower, Parent and certain of the Parent’s direct and indirect subsidiaries, as guarantors, Fifth Third Bank, National Association, as Administrative Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 22, 2021 (File No. 001-12593).

	Exhibit 23.1	Consent of Moss Adams LLP.

	Exhibit 99.1	Audited Consolidated Financial Statements of Alaska Communications Systems Group, Inc. at and for the year ended December 31, 2020, the notes related thereto and each of the Report of Management on Internal Control Over Financial Reporting and the Report of Independent Registered Public Accounting Firm contained therein (Annual Report on Form 10-K of Alaska Communications Systems Group, Inc. (File No. 001-38341), filed on March 16, 2021).

	Exhibit 99.2	Unaudited Consolidated Financial Statements of Alaska Communications Systems Group, Inc. at and for the three months ended March 31, 2021, and the notes related thereto (Quarterly Report on Form 10-Q of Alaska Communications Systems Group, Inc. (File No. 001-38341), filed on May 7, 2021).

	Exhibit 99.3	Unaudited pro forma condensed combined financial information of the Company and Alaska Communications at and for the three months ended March 31, 2021 and for the year ended December 31, 2020 and the notes related thereto.

	104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: October 1, 2021